FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2007

Merisant Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
Merisant Company
(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 South Riverside Plaza, Suite 850
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2007, Anthony J. Nocchiero, the Chief Financial Officer and Vice President, Finance, tendered his resignation.  Mr. Nocchiero’s resignation took effect immediately.

Dana M. Voris, Vice President, Corporate Controller and Treasurer will assume Nocchiero’s responsibilities until a new Chief Financial Officer is appointed.  Ms. Voris has served in her present position since 2002 and joined Merisant as a Finance Director shortly after its divestiture from Monsanto Company in 2000.  Prior to joining Merisant, Ms. Voris served as the Chief Financial Officer of the Nutrition and Consumer Products Sector of Monsanto.  Prior to joining Monsanto in 1989, Ms. Voris was an auditor at PricewaterhouseCoopers LLP.  Ms. Voris is 42 years old.

Item 9.01               Financial Statements and Exhibits.

Exhibits

99.1                                                                           Press release announcing resignation of Anthony Nocchiero issued on March 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: March 7, 2007	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: March 7, 2007	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel